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                                                                    Exhibit 23.4



                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Vornado Realty Trust on Form S-3 of our report dated March 24, 1999, appearing in the Annual Report on Form 10-K of Vornado Realty Trust for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
January 18, 2000



                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Vornado Realty Trust on Form S-3 of our report dated March 20, 1998 on the statement of revenues and certain expenses of 888 7th Avenue, for the year ended December 31, 1997, which report appears in the Form 8-K/A of Vornado Realty Trust, dated August 12, 1998 and filed with the Securities and Exchange Commission on February 24, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
New York, New York
January 18, 2000